Agreement Made in Duplicate The 30th Day of June, A.D. 2001

BETWEEN:

Capstone International Corporation

(hereinafter referred to as the "Company")

AND:

Santbir Minhas

(hereinafter referred to as the "Consultant")

WHEREAS the Company wishes to retain the services of the Consultant to advise and consul the Company in technical matters pertaining to the insurance and annuity industry, and the Consultant is willing to provide such services, the Company and the Consultant agree as follows:

1. Services

a. The Consultant shall provide advice and consulting services to the Company with respect to matters related to establishing a final needs death services insurance and annuity sales division.

b. The Consultant shall not be required at any time to render services that would conflict with other obligations of the Consultant undertaken prior to the request for such services by the Company.

2. Compensation

As full consideration for the consulting services provided by the Consultant, the Company shall pay the Consultant at a rate of one hundred United States dollars (US$100.00) per hour, or five hundred United States dollars (US$500.00) per day, which ever is lesser.

3. Independent Contractor

a. The Consultant shall act as an independent contractor and is not an agent, or employee of the Company, and shall make no representation as an agent or employee of the Company.

b. The Consultant shall be responsible for all licenses, insurance, and taxes payable as an independent contractor.

c. The Consultant shall have no authority to bind the Company or incur any obligation on behalf of the Company.

4. Proprietary Information

a. All information obtained by the Consultant as a result of the performance of its obligations shall be kept in confidence and all reports, documents and correspondence prepared by the Consultant shall be and remain the property of the Company.

b. On expiration of this Agreement, the Contractor shall return to the Company all files, documents, correspondence and materials, related to assignments given pursuant to this Agreement.

5. Term and Termination

a. This Agreement shall be effective July 1st, 2001, for a term of 12 months, renewable upon reasonable terms and conditions as may be agreed upon by the Company and the Consultant.

b. Notwithstanding paragraph 5(a), this Agreement may be terminated by either party on thirty (30) days written notice of the other party directed to:

i) Capstone International Corporation

Suite 246

13888 - 70th Avenue

Surrey, BC

Canada, V3W-0R8

ii) Santbir Minhas

Suite 115

8980 No. 3 Road

Richmond, BC

Canada, V6Y-2E8

6. Assignment

This Agreement or any part thereof may not be assigned or transferred to any other party without the written consent of both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

By: /s/ Santbir Minhas

Consultant

By: /s/ Darryl Mills
Company